As filed with the Securities and Exchange Commission on February 17, 1998
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                 IMAGEMAX, INC.
             (Exact name of registrant as specified in its charter)

                   Pennsylvania                            23-2865585
         (State or other jurisdiction of               (I.R.S. employer
          incorporation or organization)               Identification No.)

                             1100 East Hector Street
                                   Suite 396
                        Conshohocken, Pennsylvania 19428
                    (Address of Principal Executive Offices)
                         -------------------------------

                              1997 Incentive Plan
                       1997 Employee Stock Purchase Plan
                           (Full title of the Plans)
                        -------------------------------

                                Bruce M. Gillis
               Chief Executive Officer and Chairman of the Board
                                 ImageMax, Inc.
                             1100 East Hector Street
                                    Suite 396
                        Conshohocken, Pennsylvania 19428
                    (Name and Address of Agent for Service)

                                 (610) 832-2111
          (Telephone number, including area code of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                        Proposed Maximum         Proposed Maximum
Title of Securities to   Amount to Be   Offering Price Per       Aggregate Offering        Amount of
  Be Registered           Registered        Share (1)                Price (1)           Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par       367,500 (2)        12.00                 $4,410,000               $1,301
value                      232,500 (3)       9.6875                  2,252,344                  665
                           250,000 (4)         8.72                  2,180,000                  643
---------------------------------------------------------------------------------------------------------
TOTAL                      850,000                                  $8,842,344               $2,609

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) on the basis of: (i) the option exercise price with respect to outstanding options to purchase 367,500 shares of Common Stock; (ii) the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq National Market on February 9, 1998 with respect to the remaining 232,500 shares subject to future grants under the 1997 Incentive Plan; and (iii) 90% of the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq National Market on February 9, 1998 with respect to the 250,000 shares subject to the 1997 Employee Stock Purchase Plan.

(2) Represents shares of Common Stock underlying outstanding options granted under the 1997 Incentive Plan.

(3) Represents shares of Common Stock subject to future grants under the 1997 Incentive Plan.

(4) Represents shares of Common Stock underlying the 1997 Employee Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by ImageMax, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      1. The Company's prospectus dated December 4, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

      2. The description of the Company's common stock, no par value per share, contained in the registration statement on Form 8-A of the Company (Commission File No. 0-23077) filed under the Securities and Exchange Act of 1934 on November 28, 1997.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Sections 1741-1747 of the Pennsylvania Business Corporation Law (the "BCL"), Article V of the Company's Amended and Restated Articles of Incorporation (the "Articles") and Article XIV of the Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall, in the case of directors and officers, and may, in the case of employees and agents, indemnify any such person who is or was a party (other than a party acting on his or her own behalf) or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions brought by or in the right of the Company where certain standards of conduct have been met), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company on behalf of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she met certain requisite standards of conduct. In all such cases, the Company shall indemnify any such person against all such expenses actually and reasonably incurred by him or her in connection with any such action to the extent that such person has been successful on the merits or in defense of any such action. The indemnification provisions of the Articles and Bylaws are non-exclusive.

Pursuant to Section 1713 of the BCL, Article IV of the Articles and Article IV,
Section 4.15 of the Bylaws provides that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that the provisions will assist it in securing and maintaining the services of directors who are not employees of the Company.

The Company has obtained insurance providing officers and directors coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's registration statement on Form S-1, File No. 333-35567).
4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's registration statement on Form S-1, File No. 333-35567).
4.3 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's registration statement on Form S-1, File No. 333-35567).
4.4 1997 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's registration statement on Form S-1, File No. 333-35567).
4.5      1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit
         10.2 of the Company's registration statement on Form S-1, File No. 333-35567).
5        Opinion of Pepper Hamilton LLP.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Pepper Hamilton LLP (contained in Exhibit 5).
24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 13th day of February, 1998.

                                            ImageMax, Inc.


                                            By:  /s/ Bruce M. Gillis
                                                 ----------------------------
                                                 Bruce M. Gillis
                                                 Chief  Executive Officer and
                                                 Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce M. Gillis and Andrew R. Bacas, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                     Title                                             Date
---------                     -----                                             ----
/s/ Bruce M. Gillis           Chief Executive Officer; Director                 February 13, 1998
------------------------      (principal executive officer)
Bruce M. Gillis


/s/ James D. Brown            Chief Financial Officer                           February 13, 1998
------------------------      (principal financial officer and
James D. Brown                principal accounting officer)



                                      II-5




/s/ Andrew R. Bacas           Director                                          February 13, 1998
------------------------
Andrew R. Bacas

/s/ David C. Utz, Jr.         Director                                          February 13, 1998
------------------------
David C. Utz, Jr.

/s/ Rex Lamb                  Director                                          February 13, 1998
------------------------
Rex Lamb

/s/ John E. Semasko           Director                                          February 13, 1998
------------------------
John E. Semasko

/s/ Lennox K. Black           Director                                          February 13, 1998
------------------------
Lennox K. Black

/s/ David C. Carney           Director                                          February 13, 1998
------------------------
David C. Carney

/s/ Lewis E. Hatch, Jr.       Director                                          February 13, 1998
------------------------
Lewis E. Hatch, Jr.

/s/ Steven N. Kaplan          Director                                          February 13, 1998
------------------------
Steven N. Kaplan

                                 EXHIBIT INDEX

5        Opinion of Pepper Hamilton LLP.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Pepper Hamilton LLP (contained in Exhibit 5).